Exhibit 10.23

EXECUTIVE EMPLOYMENT AGREEMENT
made as of this March 16, 2009

B E T W E E N:

RICK E. GAETZ
(hereinafter the “Executive”)

and

VITRAN CORPORATION INC.
(hereinafter the “Company”).

WHEREAS the Executive has been employed with the Company since September 11, 1989 and is currently serving the Company in the capacity of President and Chief Executive Officer;

AND WHEREAS the Company has agreed to compensate the Executive in the event of a change of control of the Company;

AND WHEREAS it is in the best interests of the Company and the Executive to enter into this agreement to reflect the Executive’s current employment arrangements with the Company and additional benefits he will receive in the event that there is a change of control of the Company.

NOW THEREFORE IN CONSIDERATION of the mutual covenants and premises contained in this agreement, the parties hereby agree as follows:

1.	EMPLOYMENT POSITION

The Executive shall continue to serve the Company in the capacity of President and Chief Executive Officer and shall perform such duties, and exercise such powers as are incidental to such position and such other compatible duties and powers as may from time to time be assigned to him by the board of directors of the Company.

The Executive agrees that he shall devote the whole of his time, attention and ability to the business of the Company insofar as they are directed towards business interests.  He shall competently and faithfully serve the Company and use his best efforts to promote the interests thereof.

2.	COMPENSATION

(a)	BASE SALARY

The Executive shall receive a base annual gross salary of $563,000.00 (the “base salary”).  The base salary shall be payable in accordance with the Company’s customary payment policy.  The base salary shall be subject to annual review.  Any increases in the base salary will be at the sole discretion of the board of directors of the Company.

(b)	BENEFITS

The Company will continue to provide the Executive with those benefits made available by the Company generally to its senior executives as the same may change from time to time, including without limitation, continued entitlement to the Company’s bonus plan.   The Executive shall also be entitled to the following perquisites;

(i)	annual dues in respect of the Executive club membership at the Mississauga Golf and Country Club, including any expenses incurred at such club in accordance with Company policy;

(ii)	the continuance of a Company car allowance, all in accordance with Company policy; and

(iii)	continued entitlement to participate in the Company’s stock option plan

3.	TERM AND TERMINATION

(a)	TERM

The Executive shall continue to be employed as President and Chief Executive Officer by the Company for an indefinite term.

(b)	TERMINATION

This agreement shall terminate in the following events:

(i)	by mutual agreement of the parties;

(ii)	if the Company has just cause at common law for termination, the Company may terminate the Executive forthwith, with no notice or payment in lieu of notice;

(iii)
if the Executive is terminated by the Company and it does not have just cause at common law for termination, the Executive shall be entitled to a lump sum amount equivalent to 24 months compensation.  The value of one month’s compensation, for the purposes herein, shall be one-twelfth of the total of the base salary, bonuses, taxable and non-taxable benefits received by the Executive during the 12 months immediately prior to termination.  All outstanding options would vest.

(iv)
in the event that there is a change of control of the Company, and the Executive either resigns or is terminated without cause at any time within 365 days of the change of control, the Company will pay to the Executive an amount equivalent to 30 months compensation.  The value of one month compensation, for the purposes herein, shall be one-twelfth of the total of the base salary, bonuses, taxable and non-taxable benefits received by the Executive during the 12 months immediately prior to termination.  All outstanding options would vest.

A “change of control” shall be deemed to have occurred if, as a result of:

(A)
a take over bid or acquisition any person, company, association, partnership or any of them singly or under any voting trust or similar arrangement has the legal ability to cause to be cast votes with respect to greater than 50% of the shares at any meeting of the shareholders called for the purpose of electing the directors of the Company; or

(B)
a merger, consolidation or sale of all, or substantially all, of the assets of the Company, the persons who were the directors of the Company immediately before the transaction, cease to constitute a majority of the board either directly, or indirectly, as a result of the transaction.

In addition to the foregoing circumstances constituting a change in control of the Company, the election at any time of three or more directors, (together or separately), whose election is opposed by the then majority of the directors of the Company shall be deemed, in itself, to be a change of control.

4.	COVENANTS OF THE EXECUTIVE

(a)	CONFIDENTIALITY

All confidential records, material and information, and copies thereof, and any and all trade secrets concerning the business or affairs of the Company, or any of its affiliates, obtained by the Executive in the course and by the reason of his employment shall remain the exclusive property of the Company.  During the Executive’s employment, and at all times thereafter, the Executive shall not divulge the contents of such confidential records or any of such confidential information or trade secrets to any person other than to the Company’s qualified employees and the Executive shall not, following the termination of his employment hereunder, for any reason use the contents of such confidential records or other confidential information or trade secrets for any purpose whatsoever.

(b)	NON-SOLICITATION OF EMPLOYEES

The Executive shall not, at any time during a period of one year following the termination of his employment with the Company without the prior written consent of the Company, either directly or indirectly, on the Executive’s own behalf or on behalf of others offer employment to or endeavour to entice away from the Company, or any affiliate thereof, any person who is employed by the Company or any such affiliate.

(c)	NON-SOLICITATION OF CUSTOMERS

For a period of one year following the termination of his employment with the Company the Executive shall not contact any customers of the Company, or any of its subsidiaries, for the purpose of selling to those customers any products or services which are the same as, or substantially similar to, or competitive with the products and services sold by the Company or any of its subsidiaries at such date.

5.	GENERAL CONTRACT PROVISIONS

(a)	OTHER ENTITLEMENTS

For the purposes of this agreement, it is agreed that no other notice of termination or related entitlements, express or implied by law, shall apply, subject only to such minimum notice entitlements as are prescribed by applicable employment standards legislation.

(b)	SEVERABILITY

In the event that any provisions herein or parts thereof shall be deemed void or invalid by a court of competent jurisdiction, the remaining provisions or parts thereof shall be and remain in full force and effect.

(c)	WHOLE AGREEMENT

This agreement constitutes and expresses the whole agreement of the parties hereto with reference to the employment of the Executive by the Company.  All promises, representations, collateral agreements and understanding relative thereto and not incorporated herein are hereby superseded and cancelled by this agreement.

(d)	SUCCESSORS and ASSIGNS

This agreement shall inure to the benefit of and be binding upon the Executive and his heirs and personal representatives and the Company and its successors and assigns.  This agreement is personal to the Executive and may not be assigned by  him.

(e)	APPLICABLE LAW

This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario.

	VITRAN CORPORATION	THE EXECUTIVE

per:	/s/ RICHARD D. McGRAW	/s/ RICK GAETZ
	RICHARD D. McGRAW	RICK E. GAETZ